Sable Offshore Corp. Investor Presentation June 2026

2 FORWARD LOOKING STATEMENTS The information in this presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this presentation, the words “could,” “should,” “would,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the ability to recommence full production of the SYU assets; the cost and time required therefor, and production levels once recommenced; availability of future financing; our ability to consummate a debt refinancing of our Senior Secured Term Loan and the timing and terms thereof; our financial performance; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2025, which is filed with the Securities and Exchange Commission and is available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this presentation. USE OF PROJECTIONS AND ESTIMATES This presentation contains financial projections and estimates for Sable, including with respect to its future capital expenditures, initial timing and production estimates and future cash costs. Sable’s auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections and estimates for the purpose of their inclusion in this presentation, and, accordingly, no such auditors have expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections and estimates are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, regulatory, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if the assumptions and estimates are correct, projections and estimates are inherently uncertain due to a number of factors outside Sable’s control. Accordingly, there can be no assurance that the projected results are indicative of Sable’s future performance or that actual results will not differ materially from those presented in the projected information. Inclusion of the projected information in this presentation should not be regarded as a representation by any person, including, without limitation, Sable, that the results contained in the projected information will be achieved. NON-GAAP FINANCIAL INFORMATION This presentation includes certain non-GAAP measures that are more fully described in the appendices to the presentation. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures for each of the periods included in this presentation are included in the Appendices at the back of this presentation. Disclaimer

3 Unlocking value in the Santa Ynez Unit Sable Offshore Corp. (NYSE: SOC)  Sable Offshore (NYSE: SOC) is an exploration and production company based in Houston that operates the Santa Ynez Unit (“SYU”), an oil and gas production unit comprised of 16 federal leases and three offshore platforms and ancillary facilities ─ The SYU is a prolific asset with ~15,500 MMBoe originally in place, ~2,200 MMBoe ultimately recoverable and ~1,500 MMBoe of total remaining resources(1) ─ At Brent strip pricing, the SYU has 659 MMBoe in net estimated reserves and a PV-10 of $6,074MM(2)  SYU was originally developed and operated by ExxonMobil (“Exxon”) for over 30 years, but production was temporarily suspended in 2015 following a third-party onshore pipeline leak  Sable also operates the Santa Ynez Pipeline System (“SYPS”), an interstate pipeline system extending from the SYU to the inland oil sales point in Pentland, CA and includes the Las Flores Canyon Midstream Processing Facilities  Sable acquired the SYU and the SYPS in 2024, with Exxon providing seller financing and over the past few years has successfully worked to resume petroleum transportation through the SYPS and achieve first sales  In March 2026, the U.S. Department of Energy invoked the Defense Production Act (”DPA”) and ordered Sable to resume petroleum transportation through the SYPS. Sable achieved first sales within the same month  Platforms Harmony and Heritage began flowing in May 2025 and April 2026, respectively, with Platform Hondo expected to come online in Q3 2026  Sable is currently pursuing a refinancing of the Exxon term loan, which is currently scheduled to mature on June 26, 2026 Santa Ynez Unit LFC Midstream Processing Facilities (1) Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections. Resource figures reflect gross amounts, gross gas is pre-shrink. (2) For additional information, refer to p.13.

4 SYU History Premier offshore project developed by Exxon over 40+ years  Discovered in 1968, over the course of 14 years Exxon consolidated 16 offshore federal oil leases into a streamlined production unit known as SYU ─ SYU platform construction began in 1976 with Platform Hondo (online in 1981) followed by Platform Harmony and Platform Heritage (both online in 1994); both platforms Harmony and Heritage have dedicated rigs for future development ─ Production was initially processed in federal waters in an Offshore Storage and Treating Vessel (OS&T) from 1981 to 1994 ─ SYU platforms are located 5 to 9 miles offshore Santa Barbara County and include 112 wells (90 producers, 12 injectors, 10 idle); sizable inventory of infill drilling and additional step-out drilling opportunities(1)  Wholly owned midstream processing facilities at Las Flores Canyon (not visible from highway) SYU Development Background (1) Sable management have identified >100 infill drilling and step-out opportunities. Las Flores Canyon Facilities

SYU Federal Production and Marketing Assets

SYU leases are all located in Federal waters

Santa Ynez Unit Overview

- **SYU Federal Production**
  - 16 Federal Leases, ~76,000 acres
  - Sable operated, 100% WI, 83.6% NRI
- **Marketing**
  - Currently, Sable sells oil through the Santa Ynez Pipeline System from Platform Harmony, located in offshore federal waters, to the inland sales point at Pentland, CA, where oil is sent to the El Segundo Refinery Complex in L.A.
  - Gas sales to SoCalGas expected in the fourth quarter of 2026
- **Additional Marketing Optionality**
  - From 1981-1994, sales were via an OS&T located in federal waters
  - Potential to install an oil sales buoy for direct sales of oil to additional markets
  - The buoy would be expected to be similar to the Long Beach and El Segundo buoys in the Los Angeles area
  - The buoy would require a number of other federal agency approvals
  - Potential installation by YE 2028 and preliminary cost estimate of $125MM



(Not to Scale)
Pentland
Los Angeles Refineries
SYPS Segment 325: (11.3 miles)
Santa Barbara
Gaviota
SYPS Segment 324: (10.8 miles)
Las Flores Canyon Midstream Processing Facilities
El Capitan
STATE WATERS
0195
0193
0194
0192
0326
0191
0189
0190
Harmony
Hondo
0188
0187
Heritage
Santa Ynez Unit
0183
0182
0329
0181
0180
0461
FEDERAL WATERS

Note: Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections. "Marketing" refers to the transportation and sale of oil and gas downstream of the Santa Ynez Unit.

SABLE OFFSHORE

5

SYU is a Prolific Offshore Asset

SYU is a top producer with the most remaining resource among current OCS producing fields

Cumulative Production

Field Name	Prospect Name	Oil (MMBbl)	Gas (Bcf)	Total (MMBoe)
Mississippi Canyon 807	MARS-URSA	1,504	1,922	1,846
West Delta 30		593	977	767
Bay Marchand 2		547	576	649
Santa Ynez Unit	**SYU**	**507**	**984**	**671**
Eugene Island 330		462	1,902	800
Green Canyon 640	TAHITI/CAE/TONG	436	289	487
Green Canyon 743	ATLANTIS	395	266	442
Grand Isle 43		382	1,658	677
Green Canyon 654	SHENZI	328	130	351
Grand Isle 16		308	398	379
Mississippi Canyon 776	N.THUNDER HORSE	291	285	342
Garden Banks 426	AUGER	286	1,014	467
West Delta 73		280	692	403
Main Pass 41		274	1,560	552
South Pass 61		273	530	367
Mississippi Canyon 84	KING/HORN MT.	271	285	322
South Timbalier 21		259	427	335
Green Canyon 826	MAD DOG	233	68	245
Ship Shoal 208		228	1,403	477
Mississippi Canyon 778	THUNDER HORSE	203	148	230
South Pass 89		197	875	353
Mississippi Canyon 194	COGNAC	183	764	319
Alaminos Canyon 857	GREAT WHITE	182	331	240
Green Canyon 244	TROIKA	181	345	243
South Timbalier 135		170	628	282

Estimated Remaining Reserves(1)

Field Name	Prospect Name	Oil (MMBbl)	Gas (Bcf)	Total (MMBoe)
Santa Ynez Unit	**SYU**	**706**	**1,131**	**894**
Mississippi Canyon 807	MARS-URSA	473	688	596
Mississippi Canyon 940	VITO	411	200	446
Mississippi Canyon 392	APPOMATTOX	319	165	348
Mississippi Canyon 778	THUNDER HORSE	245	179	277
Walker Ridge 678	SAINT MALO	244	58	255
Green Canyon 743	ATLANTIS	188	211	226
Keathley Canyon 875	LUCIUS	131	164	160
Green Canyon 826	MAD DOG	130	84	145
Green Canyon 654	SHENZI	130	50	139
Green Canyon 640	TAHITI/CAE/TONG	120	83	134
Green Canyon 244	TROIKA	57	92	73
Mississippi Canyon 776	N.THUNDER HORSE	55	55	65
Mississippi Canyon 84	KING/HORN MT.	48	36	54
Alaminos Canyon 857	GREAT WHITE	39	45	47
Garden Banks 171	SALSA	24	90	40
Grand Isle 43		22	89	38
Garden Banks 426	AUGER	19	62	30
Eugene Island 330		9	19	12
Ship Shoal 208		5	32	11
Viosca Knoll 956	RAM-POWELL	5	24	9
South Pass 61		4	4	5
Eugene Island 238		4	91	21
West Delta 73		4	9	5
West Delta 30		3	8	5

Source: BOEM 2021 report on top producing OCS fields. SYU historical production figures via ExxonMobil.
Note: "OCS" defined as Outer Continental Shelf, a legally defined geographic feature of the United States that covers offshore oil and gas reserves in Federal waters. Production and reserves figures reflect gross amounts, gross gas is pre-shrink.
(1) Santa Ynez Unit EUR figures per Sable management. Assumes strip pricing as of May 19, 2026 and effective date of May 2026. For additional information, refer to p.13.

SABLE OFFSHORE

6

7 SYU Total Recoverable Resources Significant production history and prolific resource potential Note: Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections. Resource figures reflect gross amounts, gross gas is pre-shrink. 15,459 MMBoe Primary Produced To Date: Remaining Primary Forecast: Heavy Oil Forecast: 2,183 MMBoe Total Remaining Resources: Recovery Factors Total Gross Recoverable Resources 14.1% Total Ultimate Recovery: 4.3% 671 MMBoe 1,512 MMBoe 5.8% 894 MMBoe 4.0% 618 MMBoe 9.8% Less: = = + SYU Original Boe in Place:

SYU is Ramping Up to Full Production

Initial production at Harmony and Heritage platforms has exceeded expectations

Santa Ynez Pipeline System

Resumed Petroleum Transportation: May 2025

- Fully hydrotested to 150,000 Bo/d in May 2025
- Resumed SYPS transportation in Platform Harmony to LFC Midstream Processing Facilities segments in May 2025
- Resumed SYPS transportation in LFC Midstream Processing Facilities to Pentland segments and achieved first sales in March 2026



Platform Harmony

Production Restart: May 2025

- Estimated fully ramped gross sales: ~22,000 Bo/d
- Wells: 32(1)
- Available well slots: 23-27(2)



Platform Heritage

Production Restart: April 2026

- Estimated fully ramped gross sales: ~30,000 Bo/d
- Wells: 44(1)
- Available well slots: 15-17(2)



Platform Hondo

Estimated Production Restart: Q3 2026

- Estimated fully ramped gross sales: ~10,000 Bo/d
- Wells: 26(1)
- Available well slots: 10(2)



Estimated Total Fully Ramped Production: 62,000 Gross Bo/d (52,000 Net Bo/d)
SYU has a 30+ year history of slow base declines between 6-8% with low reinvestment rates required to maintain production

(1) Includes both producers and injector wells
(2) Available well slots include those either actively unused or available for opportunistic reclamation.
Note: Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections. Fully ramped production represents gross production estimate with all existing producing wells online simultaneously.

SABLE OFFSHORE

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9 Development Plan Through 2029 to Maximize Free Cash Flow Development Plan Driven by High Quality Perf Adds Estimated PDP Reserve Booking Schedule (MMBoe) (10.2) (17.9) (18.1) (18.0) 9.3 17.1 18.8 18.1 129.4 128.5 127.7 128.4 128.5 27.9 48.9 49.4 49.3 2026 2027 2028 2029 2030 Estimated Beg. PDP Reserves Estimated Produced PDP Volumes Estimated PDP Additions from PDNP Perf Adds Estimated Daily Net Production (MBoe/d)  Low-cost development workover plan through 2029 averaging $0.64/Boe replacement cost  Maintain Proved Developed Producing (“PDP”) reserves and maintain production $4MM $0.43/Boe $10MM $0.56/Boe $15MM $0.81/Boe $12MM $0.66/Boe Note: Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections. (1) Includes Estimated PDP additions from both PDNP Perf Adds and PDNP ESPs. $15MM and $0.81/Boe replacement cost includes both Perf Add and ESP capex. (1)

Immediate Opportunity: Perf Adds and Additional ESPs

Perf Adds Have Generated Strong Results at Low Costs

- Perforation adds ("Perf Adds") represent additional completions made uphole of existing perforations to extend the available productive reservoir
- Through 2028, the Company's priority is reducing debt and maintaining base production primarily through low-cost Perf Adds (~$800k/well), workovers, and ESP installations
- Sable has executed two initial Perf Adds with exceptional performance well in excess of historical production forecasts (~900 / ~1,100 Bo/d actual vs. historical original perforations forecasts of ~250 / ~280 Bo/d, respectively)
- **Sable plans to develop 56 remaining Perf Add Development Workovers**
  - Each Perf Add is forecasted to produce an incremental ~600 Bo/d to the base well production & results in a PDP oil reserves addition of 1.25MM net Bbls

2026E	2027E	2028E	2029E
▪ *2 Perf Adds completed and producing* ▪ *5 Perf Adds completed, 4 remaining to be completed; all 9 expected to be producing by Q3 2026* ▪ **YE26 Rem. Inv.: 47**	▪ *10 Perf Adds expected to be completed* ▪ **YE27 Rem. Inv.: 37**	▪ *7 Perf Adds expected to be completed* ▪ **YE28 Rem. Inv.: 30** ▪ *8 ESPs expected to be completed*	▪ *15 Perf Adds expected to be completed* ▪ **YE29 Rem. Inv.: 15**

Further Production and Reserve Addition Support

- ESPs are electric submersible pumps utilized for production optimization via artificial lift to maintain production levels
- Sable plans to install up to 8 ESPs in 2028 for production support if necessary
- Each ESP is forecasted to produce an incremental ~900 Bo/d to the base well production & results in a PDP Oil Reserves addition of 1.25MM net Bbls

Note: Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections.

SABLE OFFSHORE
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Development Drilling and Workover Opportunities

SYU Cross Section



Gas Oil Contact
Upper Siliceous
Planned Perf Adds
Massive Chert
Lower Calcareous
Existing Perfs
Heavy Oil Contact
<13° Gravity
Heavy Oil
Upside

Monterey Type Log



GR
ResD
Lith
Oil Saturation
Increasing Brittleness
Chert
Shale
Upper Siliceous
Massive Chert
Lower Calcareous
Planned Perf Adds
Existing Perfs
Heavy Oil Upside

Note: Type log is illustrative of Sable management's interpretation of Gas Oil Contact, Planned Perf Adds, Existing Perfs, and Heavy Oil Upside based on petrophysical data analysis.

SABLE OFFSHORE
11

12 Longer Term Opportunity: Undrilled Inventory  Sable possesses a deep technical inventory of over 100 identified undrilled locations across the SYU ─ Technical opportunity inventory is based on 80-acre drainage area, maturing field from original 120-acre spacing  Future development strategy focuses on the high-quality Monterey Upper Siliceous reservoir in areas that have undergone increased diagenesis which leads to more fractures, allowing for greater storage of oil and increased permeability  Wellbores would be aligned to maximize contact with the primary fracture orientation for the field and average 2,000’+ gross perforations per well  SYU comprises several discrete fault bound accumulations; compartments defined by pressure compartments Undrilled Inventory Overview Top of Monterey Structure Legend Gas Oil Water Development Drilling Program Heritage Harmony Hondo

Reserves Estimate at Brent Strip / $80 / $100 Oil Pricing

Reserves Summary(1)(2)(3)

Reserve Category	Net Estimated Reserves				Estimated Cash Flows ($MM)			
	Oil	Gas	NGL	Total	Capex	PV-10		
	(MMBbls)	(MMcf)	(MMBbls)	(MMBoe)	($MM)	Strip Pricing	$80 Pricing	$100 Pricing
PDP Estimate(4)	136	63	1	148	$599	$2,332	$2,518	$4,017
PDNP Estimate(5)	33	18	0	36	322	681	772	1,075
PUD Estimate(6)	312	204	3	349	2,528	2,224	2,680	3,887
Probable Estimate (Workovers)(7)	31	31	0	36	50	647	709	936
Possible Estimate (Workovers)(7)	78	64	1	90	250	190	222	307
Total Net Reserve Estimate	**590**	**381**	**6**	**659**	**$3,749**	**$6,074**	**$6,901**	**$10,222**

Net Reserves (MMBoe) (Strip)



POSS 90
PDP 148
PROB 36
PDNP 36
PUD 349

PV-10 Reserves ($MM) (Strip)



PROB $647
POSS $190
PDP $2,332
PUD $2,224
PDNP $681

Reserves by Commodity (Strip)



Gas 10%
NGL 1%
Oil 89%

(1) Reserve report assumes June 2026 effective date. Brent strip pricing as of May 19, 2026 (2026: $92.73/Bbl, 2027: $81.59/Bbl, 2028: $76.84/Bbl, 2029: $74.46/Bbl, 2030+: $72.85/Bbl).
(2) Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections.
(3) Net quantities shown herein are unrisked volumes and may represent levels of uncertainty as to their technical and commercial recovery.
(4) Includes Netherland Sewell & Associates SEC May 31, 2026 Reserve Report with Sable management estimated initial two-year decline forecast intended to reflect field-wide historical decline rate as well as Sable management estimated lease operating expenses and field life extension from expected future development. Hondo wells included in PDP estimate as wells are expected to restart production in Q3 2026.
(5) Management estimates include 11 Perf Add cases that are included in the Proved Developed Netherland Sewell & Associates May 31, 2026 Reserve Report
(6) Management estimates are Sable engineered future technical PUD locations with guidance from Netherland Sewell & Associates via review of 25 drilling locations to provide Sable with feedback on technical methodology
(7) Management estimates of Probable and Possible cases are mostly future well workover opportunities expected to be generated from newly drilled wells and technology driven producing methods

SABLE OFFSHORE

13

14 Overview of 2020 Federal Consent Decree  Pipeline Segments 324 and 325 of the SYPS, which was purchased from ExxonMobil in 2024, are contractually subject to portions of a 2020 Federal Consent Decree that, among other things, contains requirements for resumption of petroleum transportation through those segments.  The Consent Decree was entered at a time that Pipeline Segments 324 and 325 had been redesignated from interstate to intrastate pipeline segments. California’s Office of State Fire Marshal (“OSFM”) was therefore designated under the Consent Decree as the agency responsible for overseeing the resumption of petroleum transportation through the segments.  December 17, 2024: OSFM approved Sable’s implementation of enhanced pipeline integrity standards for Pipeline Segments 324 and 325 by granting waivers of certain regulatory requirements related to cathodic protection and seam weld corrosion (“State Waivers”).  February 11, 2025: The Pipeline and Hazardous Materials Safety Administration (“PHMSA”) notified OSFM that PHMSA did not object to OSFM’s granting of the State Waivers.  May 2025: Sable completed over 200 anomaly repairs on Pipeline Segments 324 and 325 under direct oversight of OSFM personnel, as required by the Consent Decree and at a cost exceeding $215 million.  May 27, 2025: Sable conducted successful hydrotests on all sections of Pipeline Segments 324 and 325 as required by the Consent Decree.  October 22, 2025: OSFM sent a letter to Sable requesting that Sable complete additional anomaly repairs along Pipeline Segments 324 and 325 that Sable believes exceed the requirements of the State Waivers and past discussions with OSFM experts.  November 26, 2025: Sable notified PHMSA of its determination that the SYPS, including Pipeline Segments 324 and 325, constitutes an interstate pipeline facility under the Pipeline Safety Act, and requested that PHMSA exercise regulatory oversight over the SYPS.

15 Recent Federal Actions Related to Sable’s Continuing Operations Pipeline and Hazardous Materials Safety Administration (PHMSA) United States Department of Justice (DOJ) United States Department of Energy  PHMSA recognized the SYPS as an interstate pipeline system, asserting federal jurisdiction over safety of the SYPS and preempting State of California safety jurisdiction in December 2025.  PHMSA issued Emergency Special Permit to Sable and approved Restart Plan for the SYPS allowing Sable to transport oil through the entire system in December 2025.  After delegation of authority by the U.S. President, the Secretary of Energy issued a Defense Production Act (“DPA”) Order to Sable in March 2026 to “immediately prioritize and allocate pipeline transportation services for hydrocarbons from the SYU through the SYPS…” Department of Justice has asserted preemption against certain adverse state actions being taken against Sable.  December 2025: DOJ and Sable successfully defended against a request for Emergency Stay of PHMSA Restart Approval and the issuance of the Emergency Special Permit in the federal 9th Circuit Court of Appeals.  March 2026: DOJ moved to terminate the Consent Decree (“CD”) which was entered into by a prior operator of a portion of the SYPS. The CD contains requirements for resuming oil transportation through SYPS Segments 324 and 325. DOJ and Sable assert that all prerequisites to terminating the Consent Decree have been satisfied.  March 2026: DOJ and Sable successfully defended against an Ex Parte (Emergency) Motion to Enforce the Consent Decree filed by state agencies in Consent Decree litigation.  May 2026: DOJ and Sable jointly removed a state court lawsuit relating to prior OSFM restart actions taken prior to the assertion of PHMSA jurisdiction.  April/May 2026: DOJ filed a Statement of Interest and successfully, with Sable, defeated a motion for preliminary injunction in California State Parks litigation directed at Sable’s pipeline rights in the Gaviota State Park. DOJ subsequently moved to intervene in the litigation. Additional Capabilities to Strengthen the Ability to Continue to Monetize Federal Production from the Santa Ynez Unit  In the event that the SYPS becomes unavailable for use, with additional federal approval Sable could construct an offshore oil sales buoy in the vicinity of Platform Harmony to sell crude oil into additional markets directly via tanker. Preliminary estimate of cost is approximately $125MM.

Milestones Achieved and Next Steps

Milestones Achieved

- ☑ **Complete repairs on the SYPS *(May 2025)***
- ☑ **Restart production at Platform Harmony *(May 2025)***
- ☑ **Complete successful hydrotests on the SYPS *(May 2025)***
- ☑ **Resume oil transportation through the SYPS to LFC Midstream Processing Facilities *(May 2025)***
- ☑ **Federal regulatory oversight of the SYPS confirmed *(December 2025)***
- ☑ **Defense Production Act Order *(March 2026)***
- ☑ **Resume petroleum transportation through Segments 324 and 325 of the SYPS *(March 2026)***
- ☑ **First Sales to Chevron from the SYPS *(March 2026)***
- ☑ **Restart production at Platform Heritage *(April 2026)***

Next Steps

- ❑ **Refinance Senior Secured Term Loan with new debt capital *(Expected June 2026)***
- ❑ **Commence commodity hedging program *(Expected June 2026)***
- ❑ **Restart production at Platform Hondo *(Expected Q3 2026)***
- ❑ **Potentially install oil sales buoy at the Santa Ynez Unit *(YE 2028)***
- ❑ **Continue to legally protect Sable's vested interests and pursue all monetary damages**

Note: Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections.

SABLE OFFSHORE

16

Financial Overview

Current Capitalization

Robust asset coverage due to high-value PDP wells and low-cost development opportunities

Current Capitalization

($mm, unless otherwise noted)		Net Reserves Coverage[(1)(2)(3)]			Leverage
	As of 3/31/26	PDP Estimate[(4)]	1P Estimate[(5)]	3P Estimate[(6)]	2027E EBITDA
Share Price (as of 5/29/26) ($/sh)	$14.69				
(x) FDSO (mm)	157.9				
Total Market Capitalization	**$2,319**				
XOM Term Loan	956				
Total Debt	**956**	**2.4x**	**5.5x**	**6.4x**	**1.0x - 1.3x**
(-) Cash	(52)				
(+) Net Debt	**$904**	**2.6x**	**5.8x**	**6.7x**	**0.9x - 1.2x**
Total Enterprise Value	**$3,223**				
Metric					
Reserve Estimate PV-10 @ Strip		*$2,332*	*$5,238*	*$6,074*	
2027E EBITDA[(7)]					*$738 - $985*

Note: Market data as of May 29, 2026.
(1) Reserve report assumes May 31, 2026 effective date. Brent strip pricing as of May 19, 2026 (2026: $92.73/Bbl, 2027: $81.59/Bbl, 2028: $76.84/Bbl, 2029: $74.46/Bbl, 2030+: $72.85/Bbl).
(2) Management estimates are inherently uncertain. Actual results may differ in a material amount from management estimates and projections.
(3) Net quantities shown herein are unrisked volumes and may represent levels of uncertainty as to their technical and commercial recovery.
(4) Includes Netherland Sewell & Associates SEC May 31, 2026 Reserve Report with Sable management estimated initial two-year decline forecast intended to reflect field-wide historical decline rate as well as Sable management estimated lease operating expenses and field life extension from expected future development. Hondo wells included in PDP estimate as wells are expected to restart production in Q3 2026. For additional information, refer to p.13.
(5) Includes PDP, PDNP and PUD reserves estimates. For additional information, refer to p.13.
(6) Includes PDP, PDNP, PUD, Probable and Possible reserves estimates. For additional information, refer to p.13.
(7) Non-GAAP metric; for additional information, refer to p.27.

SABLE OFFSHORE

18

19 Preliminary Financial Guidance (2026E – 2028E) Updated Financial Guidance Q2 – Q4 2026E FY 2027E FY 2028E Production & Realizations Gross Average Daily Production (MBoe/d) 42.5 - 47.5 55.0 - 60.0 57.5 – 62.5 Working Interest / Net Revenue Interest (%) 83.6% 83.6% 83.6% Net Average Daily Production (MBoe/d) 35.0 - 40.0 47.5 - 52.5 47.5 - 52.5 % Oil 100% 90% - 92% 90% - 92% Estimated Marketing and GP&T Deduct ($/Bbl) $19.00 - $21.00 $19.00 - $21.00 $19.00 - $21.00 Operating Costs ($ / Net Boe) Lease Operating Expense $20.00 - $22.00 $9.00 - $11.00 $9.00 - $11.00 General & Administrative 6.00 - 8.00 3.00 - 5.00 3.00 - 5.00 Severance and Ad Valorem Taxes (% of Rev.) 0.5% - 1.0% 0.5% - 1.0% 0.5% - 1.0% Capital Expenditures ($MM) Total Capex $170 - $195 $70 - $90 $60 - $80 Income Taxes (%) Income Tax 0% 5% - 15% 20% - 30% Note: Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections.

3-Year Unlevered Free Cash Flow Guidance at Strip

	Q2 – Q4 2026E	FY 2027E	FY 2028E
Production			
Gross Average Daily Production (MBoe/d)	42.5 - 47.5	55 - 60	57.5 - 62.5
Working Interest / Net Revenue Interest (%)	83.60%	83.60%	83.60%
Net Average Daily Production (MBoe/d)	**35 - 40**	**47.5 - 52.5**	**47.5 - 52.5**
Benchmark Brent Oil Price ($/Bbl)	$97.18	$81.59	$76.84
Estimated Marketing and GP&T Deduct ($/Bbl)	$19.00 - $21.00	$19.00 - $21.00	$19.00 - $21.00
Unhedged Realized Oil Price ($/Bbl)	$76.18 - $78.18	$60.59 - $62.59	$55.84 - $57.84
Net Revenue ($MM)	**$733 - $860**	**$1,051 - $1,199**	**$971 - $1,111**
Lease Operating Expense	($212) - ($220)	($172) - ($191)	($173) - ($191)
General & Administrative	($66) - ($77)	($57) - ($87)	($58) - ($87)
Severance and Ad Valorem Taxes	($4) - ($7)	($6) - ($11)	($6) - ($10)
Adjusted EBITDA ($MM)[(1)]	**$434 - $580**	**$738 - $985**	**$701 - $937**
Total Capex	($170) - ($195)	($70) - ($90)	($60) - ($80)
Income Taxes	--	($48) - ($114)	($175) - ($205)
Unlevered FCF ($MM)[(1)]	**$271 - $384**	**$639 - $866**	**$532 - $734**

Unlevered FCF[(1)] at Midpoint of Guidance Range

Unlevered FCF ($MM)[(1)]	**$328**	**$753**	**$633**

Note: Assumes Brent strip pricing as of 5/19/2026 $/Bbl | $/MMcf: $97.18 | $81.59 | $76.84; $3.34 | $3.54 | $3.72; analysis based on guidance ranges from previous page. Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections.
(1) Non-GAAP metric; for additional information, refer to p.27.

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Hedging & Bonding Strategy

- Sable intends to hedge 100% of expected PDP oil production volumes through 2028
- Sable plans to implement a costless collar and deferred premium put strategy to establish downside protection, while leaving long-term upside uncapped
  - Price floors will be established in the near-term
  - These floors will be offset by selling calls of which a portion will be done in the near-term with the remainder at future dates
- Deliver contractual $350MM plugging and abandonment ("P&A") bonding obligation via sureties and/or letters of credit
  - Sable is exempt from supplemental Federal P&A bonding due to the size of the reserves at the SYU

	Q2 – Q4 2026E	FY 2027E	FY 2028E	Cumulative
Total Expected Production Volumes (MBoe/d)	35.0 - 40.0	47.5 - 52.5	47.5 - 52.5	**42.5 - 47.5**
Total PDP Volumes (MBoe/d)	25.0 - 30.0	27.5 – 32.5	25.0 - 30.0	**25.0 - 30.0**
% of PDP Oil Hedged	*100%*	*100%*	*100%*	***100%***
Hedged Volumes (MBbl/d)	20.0 - 25.0	25.0 - 30.0	20.0 - 25.0	**22.5 - 27.5**

Unlevered FCF(1) at Various Hedging Scenarios

	Q2 – Q4 2026E	FY 2027E	FY 2028E	Cumulative
Strip Pricing				
Case A: Unhedged	$271 - $384	$639 - $866	$532 - $734	**$1,442 - $1,984**
Case B: 100% PDP Hedged	$271 - $384	$639 - $866	$532 - $734	**$1,442 - $1,984**
$60 / BBL				
Case A: Unhedged	($76) - $37	$331 - $558	$381 - $583	**$636 - $1,178**
Case B: 100% PDP Hedged	($17) - $96	$431 - $658	$462 - $664	**$877 - $1,419**
$70 / BBL				
Case A: Unhedged	$20 - $133	$489 - $716	$527 - $729	**$1,036 - $1,578**
Case B: 100% PDP Hedged	$20 - $133	$489 - $716	$527 - $729	**$1,036 - $1,578**
$80 / BBL				
Case A: Unhedged	$116 - $229	$631 - $858	$600 - $802	**$1,347 - $1,889**
Case B: 100% PDP Hedged	$116 - $229	$631 - $858	$592 - $794	**$1,339 - $1,881**

Note: Assumes strip pricing as of 5/19/2026 $/bbl / $/mmcf: $97.18| $81.59 | $76.84; $3.34| $3.54 | $3.72; $ in millions; Assumes $/bbl hedge pricing of 2H 2026: $70 floor / $113.50 ceiling | 2027: $70 floor / $87.30 ceiling | 2028: $70 floor / $79.00 ceiling. Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections.
(1) Non-GAAP metric; for additional information, refer to p.27.

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22 Sable management team is an award-winning, safe, and prudent California Operator Two commendations from the Air Pollution Control District for Emissions Reductions and Use of Innovative Emissions Control Technology at the Arroyo Grande Oil Field  “Due to PXP’s generosity and civic mindedness … [using] their facility, nearly 200 firefighters have received important Survival Training” – Ron Lawrence, Central Regional Training / Safety Captain LA County Fire Department  “The Culver City Fire Department is forever grateful to Plains Exploration & Production Co. for their continued training support and expertise” – Tim Wilson, Captain / Training Officer, Culver City Fire Dept. Health, Safety, and Environmental Highlights Risk Management Partner to Local Communities Offshore California Highlights  Sable Management has a track record of excellence as a safe and responsible steward of California’s onshore and offshore resources  As PXP, owned / operated offshore Point Arguello (Harvest Platform, Hermosa Platform, and Hidalgo Platform) and Point Pedernales (Irene Platform)  Onshore operations included Arroyo Grande, Los Angeles Basin, and San Joaquin Valley assets 2011: Occupational Excellence Achievement Award for 21 PXP locations 2009-2010: Perfect Record Award for operating 11,390 employee hours without occupational injury or illness involving days away from work 2009: National Industry Leadership Award 2007-2008: Occupational Excellence Achievement Awards for Outstanding Safety Practices Occupational Excellence Achievement Awards for Outstanding Safety Practices 2008-2004: Recipient of the Environmental Lease Maintenance Award 2006: Recipient of the Clean Lease Awards Division of Oil, Gas and Geothermal Resources (DOGGR) Lease Maintenance Award for Outstanding Safety and Lease Maintenance 12 years and 13 years in a row at Packard and San Vicente 2004: Received Santa Barbara County’s First and Only “Resolution for Good Operator” Recognizing PXP’s Outstanding Operating Performance 2008: Santa Barbara County Commendation for Outstanding Maintenance Practices at LOGP 2004: Ranked MMS’s Best Operator in the Pacific OCS for Safety of Platform and Pipeline Operations Onshore California Highlights 2010: Occupational Excellence Achievement Award for PXP’s California Los Angeles Basin San Vicente and Packard locations 2006: U.S. Bureau of Land Management Operator of the Year Award 2006: Best Management Practices National Award in Habitat Conservation (1) (1) Minerals Management Service (MMS) was reorganized into Bureau of Ocean Energy Management (BOEM) and Bureau of Safety and Environmental Enforcement (BSEE) in 2011. Platform Hondo Platform Harmony Platform Heritage CA Dept. of Conservation

Key Investment Highlights

Premier asset and experienced management team drive stakeholder value

✔ **Transition to Federal Oversight**	▪ Defense Production Act order requires oil transportation through the SYPS ▪ Interstate pipeline determination requires federal regulatory oversight of the SYPS ▪ Federal offshore development permitting regime through U.S. Department of the Interior
✔ **Primed for Low-Cost Production Growth**	▪ Modest reinvestment required in the near-term as Sable capitalizes on production optimization operations including workovers, Perf Adds, and ESP installations
✔ **Large Development Inventory Opportunity**	▪ In the near-term, Sable will target Perf Adds with minimal capex, while focusing on deleveraging with 100+ locations still to be drilled ▪ Highly-economic development opportunities from infill and step-out locations with decades of performance history
✔ **Large Production Base**	▪ 47.5 – 52.5 MBoe/d estimated net production in 2027E & 2028E ▪ Substantial production base that is ~90% oil with decades of productive history
✔ **Shallow Decline**	▪ SYU has a 30+ year history of slow base declines between 6-8% ▪ Shallow decline profile reduces reinvestment rate required to maintain projected production
✔ **High Operational Control**	▪ 100% operated with favorable 16.4% royalty burden ▪ Owned midstream infrastructure ensures safe and reliable transit to marketing hub
✔ **Access to Infrastructure & End Markets**	▪ Oil sales linked to Brent Crude pricing ▪ LA refinery complex seeks domestic oil production to offset import disruptions
✔ **HS&E Stewardship**	▪ Outstanding HS&E and operational track record in California
✔ **Conservative Financial Policy**	▪ Sable management targeting long-term leverage ratios of ~1.0x

(1) Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections.

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Appendix

25 California: Energy Island in Crisis The domestic energy market in California is struggling and needs local production for stabilization Refinery Closures Source: EIA, California Energy Commission. (1) 1.5 MMBbl/d of California petroleum consumption per EIA. (2) List of countries that import oil into California is illustrative and not comprehensive. Commentary  Policy decisions have caused energy infrastructure closures and production decreases across all major segments: exploration & production, midstream transport, and refining and marketing  Given the absence of domestic energy supply, California has relied on foreign nations to import the required oil supply to meet the 1.5 MMBbl/d of demand(1)  California is in desperate need of increased local oil output, but a decades-long underinvestment in the supply chain due to the regulatory environment offers very little opportunity for immediate solutions outside of Sable  California consumers and the 40+ United States Military installations in state are vulnerable Dependence on Unreliable Foreign Producers Crude Oil Production Shortfall – 500 1,000 1,500 2,000 2,500 – 10 20 30 40 50 1982 1991 1999 2008 2016 2025 O pe ra tin g R ef in in g C ap ac ity (M B bl /d ) # of O pe ra tin g R ef in er ie s # of Operating Refineries Operating Refining Capacity (MBbl/d) (66%) Decrease (27%) Decrease – 200 400 600 800 1,000 1,200 1982 1989 1996 2003 2010 2017 2025 California Crude Oil Production (MBbl/d) (75%) Decrease 23% 16% 61% 2025 Source of CA Oil Supply California Alaska Foreign –% 20% 40% 60% 80% 100% 1982 1989 1996 2003 2010 2017 2025 Source of California Oil Supply (%) California Alaska Foreign (2) (2)

California: Exposed to Unreliable Foreign Markets

Imports carry risk of geopolitical conflicts, infrastructure fragility and a structural shift in trade policy

- **Conflict in Iran has renewed threats to the Strait of Hormuz, a critical transit point for ~29%[1] of California's foreign oil**
- **Following a national vote to halt drilling in Block 43, Ecuador's production faces a projected 34% decline in that region**
- **Guerrilla attacks in Colombia remain a persistent threat to infrastructure, including explosive attacks on the Bicentenario pipeline**
- **Foreign oil imports carry "geopolitical tax" driven by transit risk and local instability; increasing local production eliminates price premiums associated with global supply shocks and stabilizes the state's energy against foreign interference**

The Middle East Provides ~29%(1) of Foreign Oil Imports to California

% of Middle Eastern Imports by Country(1)



11.7%
UAE
27.3%
Saudi Arabia
Iraq
61.0%

- **Transit Vulnerability:** Consistent attacks on regional production and the credible threat of a Strait of Hormuz disruption place nearly one-third of California's foreign supply at risk of immediate severance
- **Individual Risks:** Beyond the current conflict, each Middle Eastern nation is at risk of supply disruptions as a result of treaty expirations, additional history of regional conflicts and infrastructure fragility
- **Safe-Haven Pricing:** The March 2026 war escalation strengthened the dollar and spreads, making Middle Eastern barrels significantly more expensive for California refiners compared to domestic alternatives

South American Imports are not Risk-Free and Represent ~56%(1) of Foreign Oil Imports to California

% of South American Imports by Country(1)



6.7%
15.7%
Colombia
32.0%
Argentina
Brazil
Ecuador
21.2%
Guyana
24.4%

- **Operational Tail Risk (Brazil – 32.0%):** High dependency on Petrobras' offshore fleet exposes California to systemic maintenance delays and state-owned enterprise related risks
- **Territorial Risk (Guyana – 24.4%):** Escalating territorial claim by Venezuela over the Essequibo region, which comprises ~70% of Guyana's territory and nearly all of its offshore oil blocks
- **Referendum Risk (Ecuador – 21.2%):** The 2023 Yasuni vote demonstrates that South American supply can be terminated by popular vote or judicial decree, regardless of long-term export contracts
- **Infrastructure Sabotage (Colombia – 6.7%):** Frequent bombings of the Bicentenario and Caño Limón-Coveñas pipelines prove that South American supply is subject to asymmetric warfare and domestic civil unrest

Imports are at risk of significant disruption, as evidenced by recent history and current affairs

Source: EIA, California Energy Commission.
(1) Represents percent of 2025 volumes.

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27 Non-GAAP Reconciliation Q2 – Q4 2026E FY 2027E FY 2028E Non-GAAP Item Reconciliation Net income (loss) $192 - $256 $287 - $382 $259 - $346 Addback: Interest expense, net(1) $96 - $129 $129 - $173 $129 - $173 Addback: Income tax expense (benefit) $22 - $29 $107 - $143 $98 - $131 EBIT $310 - $414 $523 - $698 $486 - $650 Addback: DD&A, ARO accretion $82 - $110 $142 - $190 $145 - $194 EBITDA $392 - $524 $665 - $888 $631 - $844 Addback: Share-based comp $42 - $56 $73 - $97 $70 - $93 Adjusted EBITDA $434 - $580 $738 - $985 $701 - $937 Payments for capital expenditures ($163) - ($196) ($73) - ($88) ($64) - ($77) Income tax (excludes deferred taxes) -- ($26) - ($31) ($105) - ($126) Unlevered free cash flow $271 - $384 $639 - $866 $532 - $734 Note: Management estimates are inherently uncertain and subject to numerous risks. Actual results may differ in a material amount from management estimates and projections. (1) Estimated interest expense assumes status quo capital structure